Exhibit 24.1

POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Robert M. Notigan and Douglas R. Allen, Jr. as the true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities to sign any or all amendments to the Form MHC-2 Application for Approval of a Minority Stock Issuance by a Savings Association Subsidiary of a Mutual Holding Company (the “Application”) and the Registration Statement on Form SB-2 by Delanco Bancorp, Inc. and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Office of Thrift Supervision (the “OTS”) or the U.S. Securities and Exchange Commission, respectively, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of Part 563b of the OTS Rules and Regulations and the Securities Act of 1933, as amended, and any rules and regulations promulgated thereunder, the foregoing Powers of Attorney prepared in conjunction with the Application and the Registration Statement on Form SB-2 have been duly signed by the following persons in the capacities and on the dates indicated.

Name	Date

/s/ Robert M. Notigan	December 11, 2006
Robert M. Notigan
President, Chief Executive Officer and Director
(principal executive officer)
Delanco Bancorp, Inc.

/s/ Douglas R. Allen, Jr.	December 11, 2006
Douglas R. Allen, Jr.
Chief Financial Officer and Senior Vice President
(principal accounting and financial officer)
Delanco Bancorp, Inc.

/s/ Thomas J. Coleman, III	December 11, 2006
Thomas J. Coleman, III
Director
Delanco Bancorp, Inc.

/s/ William C. Jenkins	December 11, 2006
William C. Jenkins
Director
Delanco Bancorp, Inc.

/s/ Robert H. Jenkins, Jr.	December 11, 2006
Robert H. Jenkins, Jr.
Director
Delanco Bancorp, Inc.

/s/ John A. Latimer	December 11, 2006
John A. Latimer
Director
Delanco Bancorp, Inc.

/s/ Donald R. Neff	December 11, 2006
Donald R. Neff
Director
Delanco Bancorp, Inc.

/s/ John W. Seiber	December 11, 2006
John W. Seiber
Director
Delanco Bancorp, Inc.

/s/ James W. Verner	December 11, 2006
James W. Verner
Director
Delanco Bancorp, Inc.

/s/ Renee C. Vidal	December 11, 2006
Renee C. Vidal
Director
Delanco Bancorp, Inc.